FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Decision to Become Self-Managed

ARCT IV Advisor Elects to Align “Incentive Payment” with Stock Price Performance by Eliminating Stock Price Floor Used in Calculation

ARCP Continues to Actively Monitor the Impact of Recent Changes in the Capital Markets With Respect to Pending Transactions

New York, New York, August 20, 2013 ˗ American Realty Capital Properties, Inc. (“ARCP” or the “Company”) announced today that its board of directors has determined that it is in the best interests of the Company and its stockholders to become self-managed following the pending closings of the previously announced acquisitions of CapLease, Inc. (“CapLease”) and American Realty Capital Trust IV, Inc. (“ARCT IV”).

Decision to become A self-administered publicly traded REIT

As a result of the decision to become self-managed, the Company will be a best-in-class, self-administered publicly traded real estate investment trust (“REIT”). The Company expects that two of its founders and current executive officers of the Company and its current external manager, ARC Properties Advisors, LLC (the “Manager”), Nicholas S. Schorsch and Brian S. Block, will work directly for ARCP as Executive Chairman and Chief Financial Officer, respectively. Messrs. Schorsch and Block are two of the key executives who built the Company and assembled its property portfolio both prior to and since the completion of its initial public offering in September 2011. The Company plans to supplement the Executive Chair and CFO roles by hiring additional executives, including a President, Chief Operating Officer and General Counsel, for which roles the Company has recently commenced active searches.

ARCP plans to transition to self-management shortly after the consummation of the CapLease and ARCT IV acquisitions; self-management is conditioned upon the consummation of such transactions. In connection with becoming self-managed, the Company expects to terminate the existing management agreement with the Manager, enter into appropriate employment and incentive compensation arrangements with its executives and acquire certain assets necessary for its operations from the Manager. The Company expects to utilize certain services of the Manager for a period following such acquisitions in order to transition smoothly toward becoming a leading self-managed net lease REIT.

The decision to become self-managed is the result of a process begun earlier this year by the Company’s board of directors, who carefully considered the best time and the ideal method to maximize the efficiency and effectiveness of such a transformation. The decision to undertake this important action is motivated by the board’s continuing desire to enhance stockholder value.

The Company believes that self-management will create stockholder value for several important reasons:

•	Due to the rapid growth of the Company’s asset and revenue base over the past year through a mix of individual property acquisitions and strategic portfolio and corporate purchases, the Company believes that once the proposed acquisitions are completed, it will have achieved a size where costs related to a self-administered structure will be lower than those attributable to an externally advised arrangement, thereby ensuring that these annual costs remain among the lowest in its peer group. Upon completion of the transition to a self-managed structure, the Company will no longer incur the asset management fees payable to the Manager under its current management agreement. The Company previously experienced similar cost savings when, in connection with the closing of the acquisition of American Realty Capital Trust III, Inc. in February 2013, the Company eliminated certain fees related to its external management structure by hiring certain property level management and accounting personnel and eliminating acquisition and disposition fees;

•	The Company will have a dedicated team of senior professionals entirely accountable to ARCP and whose compensation is expected to be linked in large part to the performance of the Company. It is currently anticipated that approximately 30 professionals employed by the external advisor in functional areas including due diligence, financial analysis, accounting and leasing will join ARCP’s management team as direct employees. Their interests are expected to be closely aligned with those of the Company’s stockholders; and

•	The Company recognizes that institutional investors, research analysts and the financial press have historically viewed externally managed REITs as being susceptible to potential conflicts of interest, which may contribute to externally managed publicly listed REITs trading at lower earnings multiples relative to self-managed REITs. For example, high quality, large self-managed net lease REITs currently trade at earnings multiples of 17x to 18x FFO while the Company trades at 15x FFO. ARCP believes that potential multiple expansion as a result of becoming self-managed may increase the Company’s delivery of stockholder value to its stockholders.

AR capital waives “Floor” with respect to CALCULATION OF Incentive Fee payable in connection with ARCT IV transaction

The board of directors of ARCT IV received a letter today from AR Capital, LLC (“ARC”), as the direct sole owner of American Realty Capital Trust IV Special Limited Partner, LLC (the “Advisor”), informing the ARCT IV board that the Advisor intends on waiving any portion of the subordinated distribution in net sales proceeds (the “Incentive Fee”) to which it would be entitled as result of the ARCP price “floor” in the ARCT IV merger agreement that it would not otherwise be entitled to pursuant to ARCT IV’s operating partnership’s limited partnership agreement. This announcement does not impact the “floor” on the ARCP share price used in the determination of the merger consideration due to ARCT IV stockholders; ARCT IV stockholders will still receive the equivalent of not less than $30.62 per share.

The Advisor is entitled to payment of the Incentive Fee from ARCT IV equal to 15% of the amount of proceeds remaining from the sale of ARCT IV, following the return of 100% of its stockholders’ capital contributions, plus a 6% hurdle. Under the current terms of the merger agreement, because the ARCT IV stockholders electing stock consideration will enjoy a “floor” by which their consideration cannot fall below $30.62 per ARCT IV share, the Incentive Fee will be based on the mix of cash and stock consideration and the $30.62 floor price. However, the election to forego the benefit of the “floor” and allow that the calculation of the Incentive Fee instead will be based on the five-day volume weighted average price of ARCP common stock leading up to the closing of the transaction, regardless of the trading price of ARCT IV common stock. Therefore, the Advisor has foregone certainty in its Incentive Fee to ensure that ARC’s compensation (through its ownership of the Advisor) will be tied to the performance of ARCP common stock, rather than the “floor.”

An example of the potential differences in the Incentive Fee resulting from the elimination of the “floor” follows: (a) using the current “floor” of $30.62 per ARCT IV share, the Incentive Fee would not be less than $65.2 million, irrespective of the price at which the ARCP shares are trading at the time of the closing of the transaction; compared to, (b) without the “floor,” using the 5-day volume weighted average price of ARCP of $13.12 through the close of trading on August 19th, the Incentive Fee is approximately $33.5 million, based on an ARCT IV share price of $27.67 (i.e., $13.12 x 2.05 fixed exchange ratio and assuming ARCT IV shareholders elect the full amount of the cash consideration available in the transaction (i.e., 25% of ARCT IV outstanding shares at $30.00 per share)). In this example, the reduction in the Incentive Fee from dropping the “floor” is $31.7 million.

This elective modification by ARC is another example of its focus on best practices in the non-traded REIT industry, specifically the alignment of interests between management and shareholders.

ARCP continues TO Actively Monitor the Impact of recent Changes in the Capital Markets with respect to Pending transactions

ARCP also announced today that it would continue to actively monitor the impact of the recent challenging conditions in the capital markets on ARCP’s pending transactions, including the acquisition of ARCT IV. The entire ARCP board of directors, including the independent directors, remains fully supportive of all ARCP’s pending transactions, including the transaction with ARCT IV. The stockholder votes with respect to the ARCT IV transaction are at least weeks away.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a REIT for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information about the CapLease Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed CapLease merger, CapLease filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on July 31, 2013 and a form of proxy was mailed to CapLease’s common stockholders. The proxy statement contains important information about the proposed CapLease merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR CAPLEASE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, CAPLEASE AND THE PROPOSED CAPLEASE MERGER.

Investors and security holders of CapLease will be able to obtain free copies of the proxy statement and other relevant documents filed by CapLease with the SEC (if and when then become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by CapLease with the SEC are also available on CapLease’s website at www.caplease.com, and copies of the documents filed by ARCP with the SEC are available on ARCP’s website at www.arcpreit.com.

The directors, executive officers and employees of CapLease may be deemed “participants” in the solicitation of proxies from stockholders of CapLease in favor of the proposed CapLease merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of CapLease in connection with the proposed CapLease merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about CapLease’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 19, 2013.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed ARCT IV merger, ARCP and ARCT IV expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to ARCP’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at http://www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at http://www.arct-4.com.

ARCP, ARCT IV, ARC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed ARCT IV merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed ARCT IV merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s, CapLease’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when ARCP will become self-managed and the terms of any arrangements related thereto, whether and when the transactions contemplated by either of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of either of the merger agreements; (2) the inability to complete either of the proposed mergers due to the failure to obtain CapLease stockholder approval for the CapLease merger, ARCP stockholder approval to issue shares to ARCT IV stockholders in the ARCT IV merger, ARCT IV stockholder approval of the ARCT IV merger or the failure to satisfy other conditions to completion of either of the mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of one or both of the mergers; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (4) the effect of the announcement of the proposed mergers on CapLease’s, ARCT IV’s or ARCP’s relationships with its customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the mergers or the merger agreements; and (6) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s, ARCT IV’s and CapLease’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP, ARCT IV and CapLease disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

From: Anthony J. DeFazio	For: Brian D. Jones, COO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com Ph: (484-342-3600)	bblock@arlcap.com Ph: (212-415-6500)

Media:

Jonathan Keehner / Taylor Ingraham

Joele Frank, Wilkinson Brimmer Katcher

Ph: (212-355-4449)